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                              CREDIT AGREEMENT

                                (Bridge Loan)

     This CREDIT AGREEMENT (BRIDGE LOAN) is entered into as of August 12, 1996, among AIMCO PROPERTIES, L.P., a Delaware limited partnership (the "Company"), the banks from time to time party to this Agreement (the "Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as one of the Banks ("BofA"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent").

     A. Concurrently herewith, the Banks, the Company, and the Agent are entering into that certain Credit Agreement, which makes available to the Company a revolver-to-term credit facility in an amount not to exceed Fifty Million Dollars ($50,000,000) (the "Credit Agreement").

     B. The Banks and the Agent have agreed to provide to the Company an additional revolving credit facility upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereby agree as follows:

ARTICLE I DEFINITIONS

     1.01 DEFINED TERMS. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

     "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall, for the purposes of this Agreement, be deemed to control the other Person. In no event shall any Bank be deemed an "Affiliate" of the Company.

     "AGENT" means Bank of America National Trust and Savings Association, in its capacity as Agent, and any successor Agent appointed hereunder.

"AGENT-RELATED PERSONS" has the meaning specified in Section 9.03.


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     "AGGREGATE BRIDGE COMMITMENT" means the combined Bridge Commitments of the
Banks, in the amount of up to $25,000,000.

     "AGREEMENT" means this Credit Agreement (Bridge Loan), as amended, supplemented or modified from time to time.

     "APPLICABLE MARGIN" means

          (a) with respect to Base Rate Loans, .20%; and

          (b) with respect to LIBOR Loans, 1.95%.

     "ASSIGNEE" has the meaning specified in Section 10.08.

     "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in Section 10.08(a).

      "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

     "BANK" means each of the lenders party to this Agreement, and includes BofA in its individual capacity.

     "INK AFFILIATE" means a Person that is engaged primarily in the business of commercial lending and is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

     "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (12 U.S.C. $101, et. SEQ.), as amended from time to time.

     "BASE RATE" means the higher of:

          (a) the annual rate of interest publicly announced from time to time by the Reference Bank as its "reference" rate. The "reference" rate is a rate set based upon various factors including the Reference Bank's costs and desired return, general economic conditions, and other factors, and is used as reference points for pricing some loans. Any change in the Base Rate shall take effect on the day specified in the public announcement of such change; or

          (b) one-half of one percent (0.5%) per annum above the latest Federal Funds Rate.

     "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

     "BOFA" means Bank of America National Trust and Savings Association, in its capacity as a Bank.

     "BORROWING NOTICE" means a notice given by the Company to the Agent pursuant to Section 2.03, in substantially the form of EXHIBIT A.

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     "BRIDGE AVAILABILITY" shall mean at any time the Bridge Commitment, minus the outstanding balance of all Loans at such time.

     "BRIDGE COMMITMENT" means the amount set forth opposite each Bank's name in SCHEDULE 2.01 (such amount as the same may be reduced or increased as a result of one or more assignments pursuant to Section 10.08).

     "BRIDGE COMMITMENT PERCENTAGE" means, as to any Bank, the percentage equivalent of such Bank's Bridge Commitment divided by the Aggregate Bridge Commitment.

     "BRIDGE FACILITY" has the meaning specified in Section 2.01(a).

     "BRIDGE FACILITY MATURITY DATE" means the earlier of (i) the Conversion Date, (ii) the date on which the Aggregate Commitment under (and as such term is defined in) the Credit Agreement is reduced to zero, and (iii) the date which is two (2) years after the Closing Date; subject, however, to earlier acceleration pursuant to the provisions of the Loan Documents.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial lenders are authorized or required by law to close in New York City or the city in which the Agent's office charged with administration of the Loans is located; except in cases in which it relates to any LIBOR Loan, in which cases "Business Day" means such a day on which dealings are carried on in the London dollar interbank market.

     "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority having jurisdiction, or any other law, rule or regulation, whether or not having the force of law, regarding capital adequacy of any Bank or of any corporation controlling a Bank.

     "CLOSING DATE" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks; said date shall occur no later than August 31, 1996.

     "COLLATERAL" means all property interests, now owned or hereafter acquired, of the Company or any Wholly-Owned Subsidiary in or upon which a Lien now or hereafter exists in favor of the Agent on behalf of the Banks hereunder or under the Equity Interests Pledge Documents.

     "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

     "DISPOSITION" means the sale, lease, conveyance, transfer, encumbrance, mortgage, hypothecation or other disposition of (whether in one or a series of transactions) any Funded Project or portion thereof or interest therein.

     "DOLLARS", "DOLLARS" and "3" each mean lawful money of the United States.

     "DOMESTIC LENDING OFFICE" means, with respect to each Bank, the office of that Bank designated as such on the signature pages hereto or such other office of a Bank as it may from time to time specify in writing to the Company and the Agent.

     "EFFECTIVE DATE" means, 1996.

     "ELIGIBLE ASSIGNEE" means (a) a commercial lender organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (b) a commercial lender organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such commercial lender is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, and (c) any Bank Affiliate.

     "EQUITY INTERESTS PLEDGE AGREEMENTS" shall mean the pledge agreements delivered from time to time pursuant to Section 2.13.

     "EQUITY INTERESTS PLEDGE DOCUMENTS" means, collectively, (a) the Equity Interests Pledge Agreements delivered by the Company or any Wholly-Owned Subsidiary to the Agent for the benefit of the Banks pursuant hereto, (b) all financing statements (or comparable documents) now or hereafter filed in accordance with the UCC (or comparable law) against the Company or any Wholly-Owned Subsidiary as debtor in favor of the Banks or the Agent for the benefit of the Banks as secured party pursuant to the Equity Interests Pledge Agreements, and (c) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

     "EVENT OF DEFAULt" means any of the events or circumstances specified in
Section 8.01.

     "EVENT OF LOSS" means, with respect to any Funded Project, any of the following: (a) any loss, destruction or damage of such Funded Project, (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Funded Project or for the exercise of any right of eminent domain, or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Funded Project, or confiscation of such property or requisition of the use of such Funded Project.

     "FEDERAL FUNDS RATE" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in

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either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three (3) leading brokers of Federal funds transactions in New York City selected by the Agent.

     "FUNDED PROJECT" means any one of the Initial Funded Projects or any other multi-family apartment project with respect to which the Company or a Wholly-Owned Subsidiary will, prior to or simultaneously upon the release of any Loan funds hereunder on account thereof, acquire a fee simple estate, subject only to normal and customary title exceptions, and which has been approved by the Banks in accordance with Section 2.14 below. A project shall cease being a "Funded Project" hereunder in accordance with Section 7.02 hereof.

     "INDEMNIFIED COST" has the meaning specified in Section 6.10.

     "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.05.

     "INDEMNIFIED PARTY" has the meaning specified in Section 6.10.

     "INDEMNIFIED PERSON" has the meaning specified in Section 10.05.

     "INDIVIDUAL BRIDGE LOAN LIMITATION" has the meaning set forth in Section 2.14(b).

     "INDIVIDUAL BRIDGE LOAN MATURITY DATE" means, with respect to each Loan, the date which is the earlier of (i) sixty (60) days after the disbursement of such Loan or (ii) the Bridge Facility Maturity Date, subject, however, to earlier acceleration pursuant to the provisions of the Loan Documents.

     "INITIAL FUNDED PROJECTS" means the multi-family apartment projects so designated on SCHEDULE 1.01 attached hereto.

     "INTEREST PAYMENT DATE" means, with respect to any Base Rate Loan and any LIBOR Loan, the thirtieth day and the sixtieth day after each Loan has been funded, unless such Loan is sooner repaid in full.

     "INTEREST PERIOD" means, with respect to any LIBOR Loan, the period commencing on the Business Day on which the Loan is disbursed or on the Pricing Conversion Date on which the Loan is continued as or converted to the LIBO Rate and ending on the date one (1) or two (2) months thereafter, as selected by the Company in its Borrowing Notice or Notice of Conversion/Continuation; PROVIDED that:

          (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c) no Interest Period for any Loan shall extend beyond the Individual Bridge Loan Maturity Date for that Loan.

     "KNOWLEDGE OF THE COMPANY" means the actual knowledge (after reasonable inquiry) of any of the officers of the Company or the REIT and each other Person with executive responsibility for any aspect of the Company's or the REIT's business.

     "LENDING OFFICE" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office" opposite its name on the signature pages hereto, or such other office or offices of the Bank as it may from time to time specify in writing to the Company and the Agent.

     "LIBO RATE" means, for each Interest Period for any LIBOR Loan, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

                                  LIBOR
          LIBO Rate =   -------------------------
                        1.00 - Reserve Percentage

          Where,

               (i) "LIBOR" means the per annum rate of interest, rounded upward, if necessary, to the nearest 1/16th of one percent (0.0625%), at which the Reference Bank's London branch, London, England, would offer U.S. dollar deposits in amounts and for periods comparable to those of the applicable LIBOR Loan and Interest Period to major banks in the London U.S. dollar inter-bank market at approximately 11:00 a.m., London time, on the first Business Day after the Borrowing Notice or Notice of Conversion/Continuation for such LIBOR Loan is delivered to the Agent; and

               (ii) "RESERVE PERCENTAGE" means the total of the maximum reserve percentages from time to time for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, whether or not applicable to any Bank. The Reserve Percentage shall be expressed in decimal form and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages.

     "LIBOR LOAN" means a Loan that bears interest based on the LIBO Rate.

     "LOAN" has the meaning specified in Section 2.01(a).

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     "LOAN DOCUMENTS" means this Agreement, the Equity Interests Pledge
Documents and the REIT Guaranty Documents.

     "MATERIAL ADVERSE EFFECT" means a material adverse change in, or a material adverse effect upon, any of (a) the assets, operations, business, condition (financial or otherwise), or prospects of the Company, the REIT and their respective Subsidiaries, taken as a whole, (b) the ability of the Company, the REIT and their respective Subsidiaries to perform under any Loan Document and avoid any Event of Default, (c) the ability of the REIT and the Subsidiaries party thereto to perform under the REIT Guaranty Documents.

     "NOTE" means a promissory note of the Company payable to the order of a Bank in substantially the form of EXHIBIT B, evidencing the aggregate indebtedness of the Company to such Bank resulting from Loans made by such Bank.

     "NOTICE OF CONVERSION/CONTINUATION" means a notice given by the Company to the Agent pursuant to Section 2.04, in substantially the form of EXHIBIT C.

     "OBLIGATIONS" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owed by the Company, the REIT or any of their respective Subsidiaries to the Agent, any Bank, or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

     "OTHER TAXES" has the meaning specified in Section 3.01(b).

     "OUTSTANDING AMOUNT" means the aggregate principal amount of all outstanding Loans.

     "PARTICIPANT" has the meaning specified in Section 10.08(d).

     "PAYMENT OFFICE" means the address for payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 10.02.

     "PRICING CONVERSION DATE" means any date on which the Company elects to
(a) convert a Base Rate Loan to a LIBOR Loan or a LIBOR Loan to a Base Rate Loan or (b) continue an existing LIBOR Loan for an additional Interest Period.

     "REFERENCE" means BofA.

     "REIT" means Apartment Investment and Management Company, a Maryland corporation.

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


     "REIT GUARANTY DOCUMENTS" shall mean a guaranty of the Obligations, in the form of EXHIBIT D attached hereto, and such other documents relating to such guaranty as the Agent may require, duly executed by the REIT, AIMCO-GP, Inc., AIMCO-LP, Inc., AIMCO Holdings, L.P., AIMCO Holdings Qrs, Inc., AIMCO Somerset, Inc., and AIMCO/OTC Qrs, Inc., together with the guaranties delivered pursuant to Section 6.08.

     "REQUISITE BANKS" means, as of any date of determination, (a) if there is one Bank hereunder, that Bank, and (b) if there are two (2) or more Banks hereunder, then two (2) or more Banks (for purposes of counting Banks, BofA and all affiliates of BofA collectively count as one Bank, and in order to qualify as one of the two (2) necessary Banks, a Bank must hold a minimum Bridge Commitment of $5,000,000), holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding balance of the Loans, or, if there are no Loans outstanding, having at least sixty-six and two thirds percent (66-2/3%) of the Aggregate Bridge Commitment.

     "TAXES" has the meaning specified in Section 3.01(a).

     "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of the Company or the REIT one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) is owned directly or indirectly by (i) the Company and/or (ii) the REIT, and which in each such case has been formed in accordance with Section 7.07 of the Credit Agreement; provided, however, that where such term is qualified with respect to a specific Person (e.g., "Wholly-Owned Subsidiary of the REIT"') such term means a Subsidiary (i) one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) is owned directly or indirectly by such Person, and (ii) which is formed in compliance with Sections 7.07 of the Credit Agreement.

     1.02 Other Definitional Provisions.

          (a) DEFINED TERMS. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein but defined in the UCC shall have the meanings set forth therein.

          (b) THE AGREEMENt. The words "hereof', "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

          (c) Certain Common Terms.

               (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

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               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) The term "ratably" means, at any time that Loans may be outstanding, in accordance with the amount of the outstanding Loans of the respective Banks; and, at any time that no Loans are outstanding, in accordance with the outstanding Bridge Commitments of the respective Banks.

          (d) PERFORMANCE; TIME. Whenever any performance obligation hereunder (other than a payment obligation) is stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

          (e) CONTRACTS. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

          (f) LAWS. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

          (g) CAPTIONS. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          (h) INDEPENDENCE OF PROVISIONS. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

     1.03 ACCOUNTING PRINCIPLES.

          (a) GAAP. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) FISCAL YEAR QUARTER. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

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                                  ARTICLE II
                                 THE FACILITY

               2.01 Amounts and Terms of Bridge Commitments.

                    (a) BRIDGE LOANS. Subject to the terms and conditions of this Agreement and the Note, each Bank severally agrees, on the terms and conditions hereinafter set forth, to make loans to the Company (each such loan, a "Loan" and all such loans collectively, the "Bridge Facility") from time to time on any Business Day during the period from the Closing Date until the Bridge Facility Maturity Date, in such amounts as the Company may request that do not exceed (i) in the aggregate, the lesser of (a) such Bank's Bridge Commitment, or (b) such Bank's Bridge Commitment Percentage of the Bridge Availability, or (ii) with respect to any single Funded Project, such Bank's Bridge Commitment Percentage of the Individual Bridge Loan Limitation for such Funded Project as determined in accordance with Section
2.13 hereof. Each Loan shall be in a principal amount at least equal to One Million Dollars ($1,000,000) and integral multiples of $100,000 in excess thereof. No Loans shall be made after the Bridge Facility Maturity Date. Within the foregoing limitations, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01(a), repay or prepay pursuant to Section 2.05 and reborrow pursuant to this Section 2.01(a).

                    (b) Bridge Credit Usage. The Company shall use the proceeds of all Loans for the purposes described in Section 2.14(a) hereof.

               2.02 NOTE. The Loans made by each Bank shall be evidenced by a Note dated the Closing Date payable to the order of that Bank in an amount equal to its Bridge Commitment. Each Bank shall endorse on the schedules annexed to the Note, the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each Bank is irrevocably authorized by the Company to endorse its Note, and each Bank's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

               2.03 PROCEDURE FOR BORROWING.

                    (a) BORROWING NOTICE. Each Loan shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Company in the form of a Borrowing Notice, as follows:

                        (i) Designation of Interest Rate. The Company shall have the right to elect that a Loan be made as a LIBOR Loan or a Base Rate Loan; PROVIDED that, unless the Agent shall otherwise agree in writing, the Company may not elect that a Loan be made as a LIBOR Loan if after giving effect to such Loan there shall be more than five (5) different LIBOR Loans outstanding.

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

                        (ii) APPROVAL OF FUNDED PROJECT. The Company shall have delivered to the Banks the notice and other information required under, and the Banks shall have approved the Funded Project to which such Loan relates in accordance with, Section 2.14 below.

                        (iii) TIMING OF NOTICE. Each Borrowing Notice shall be submitted to and received by the Agent prior to 9:00 a.m. (California time) (a) at least three (3) Business Days prior to the specified borrowing date, in the case of LIBOR Loans; and (b) at least two (2) Business Days prior to the specified borrowing date, in the case of Base Rate Loans.

                        (iv) CONTENTS OF NOTICE. Each Borrowing Notice shall set forth the following information with respect to the Loan subject thereto:

                    (a) a single, specific borrowing date, which shall be a Business Day;

                    (b) a single, exact amount for the Loan, which for any LIBOR Loan, shall be in an aggregate minimum principal amount of $1,000,000 or any multiple of $100,000 in excess thereof;

                    (c) whether the Loan is to be made as a LIBOR Loan or a Base Rate Loan;

                    (d) if the Loan is to be made as a LIBOR Loan, the applicable Interest Period. If a Borrowing Notice shall fail to specify the applicable Interest Period for any LIBOR Loan requested, such Loan will instead be made as a Base Rate Loan;

                    (e) subject to 2.03(c) with respect to Loans for Initial Funded Projects, the address and wiring instructions for the escrow closing the acquisition of the Funded Project to which the Loan will be applied.

                    (b) NOTICE TO BANKS. Upon receipt of a Borrowing Notice conforming with the terms of Section 2.03(a), the Agent shall promptly notify each Bank thereof and of the amount of such Bank's Bridge Commitment Percentage of the Loan described therein.

                    (c) FUNDING OF BRIDGE COMMITMENT. Each Bank shall make the amount of its Bridge Commitment Percentage of the Loan described in any Borrowing Notice available to the Agent for the account of the Company at the Payment Office by 9:00 a.m. (California time) on the borrowing date specified therein in funds immediately available to the Agent. Unless any applicable condition specified in Article IV has not been satisfied, such funds shall then be made available to the Company by the Agent in the aggregate of the amounts made available to the Agent by the Banks (in like funds as received by the Agent), at the escrow closing the acquisition of the Funded Project to which the Loan will be applied, or in the case of any Loan for an Initial Funded Project not encumbered by any Liens securing Indebtedness, by crediting the account of the Company. With respect to any Initial Funded Project encumbered by any Liens securing Indebtedness, the Agent may, in its sole discretion, either fund the applicable Loan proceeds into an escrow, if applicable, or disburse such Loan proceeds directly to the account of the creditor

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whose Lien is being concurrently repaid upon satisfactory evidence that on or before such repayment the Lien will be released or reconveyed.

                    (d) FREQUENCY OF BORROWINGS. No more than four (4) Borrowing Notices may be given in any calendar month.

               2.04 CONVERSION AND CONTINUATION ELECTIONS.

                    (a) NOTICE OF CONVERSION/ CONTINUATION. Each conversion or continuation of an outstanding Base Rate Loan or LIBOR Loan shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Company in the form of a Notice of Conversion/Continuation, as follows:

                         (i) DESIGNATION OF INTEREST RATE. The Company shall
have the right to make the following elections with respect to the conversion or continuation of any outstanding Base Rate Loan or LIBOR Loan:

                             (A) to convert, on any Business Day, any Base
Rate Loan, in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, into a LIBOR Loan; or

                             (B) to convert, on the last day of any Interest
Period with respect to a LIBOR Loan (or, on any other day of any Interest Period, upon payment of any loss or expense incurred or sustained by any Bank with respect to the early termination of such LIBOR Loan prior to the last day of the Interest Period as provided in Section 3.04), such LIBOR Loan into a Base Rate Loan; or

                             (C) to continue, on the last day of any Interest
Period with respect to a LIBOR Loan (or, on any other day of any Interest Period, upon payment any loss or expense incurred or sustained by any Bank with respect to the early termination of such LIBOR Loan prior to the last day of the Interest Period as provided in Section 3.04), such LIBOR Loan (or any part thereof in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof) for a subsequent Interest Period;

PROVIDED, that unless the Agent shall otherwise agree in writing, the Company may not elect to have any outstanding LIBOR Loan or Base Rate Loan (or any portion thereof) continued as or converted into a LIBOR Loan if (a) a Default or Event of Default shall exist, (b) after giving effect to the such continuation or conversion there shall be more (i) than five different LIBOR Loans outstanding or (ii) the aggregate outstanding principal amount of all LIBOR Loans shall have been reduced, by payment, prepayment, or partial conversion to less than $1,000,000.

                         (ii) TIMING OF NOTICE. Each Notice of
Conversion/Continuation shall be submitted to and received by the Agent prior to 9:00 a.m. (California time): (a) at least three (3) Business Days prior to the Pricing Conversion Date of any outstanding Loan to be converted into or continued as a LIBOR Loan; and (b) at least two

(2) Business Days prior to the Pricing Conversion Date of any outstanding Loan to be converted into or continued as a Base Rate Loan.

                         (iii) CONTENTS OF NOTICE. The Notice of
Conversion/Continuation shall set forth the following information with respect to the Loan subject thereto:

                               (A) the Pricing Conversion Date, which shall
be a Business Day;

                               (B) the amount of the LIBOR Loan or Base Rate
Loan to be converted or continued;

                               (C) whether such Loan is to be converted
into/continued as a LIBOR Loan or a Base Rate Loan; and

                               (D) if such Loan (or any portion thereof) is
to be converted into/continued as a LIBOR Loan, the applicable Interest
Period.

                    (b) AUTOMATIC CONVERSIONS. Any outstanding LIBOR Loan shall automatically convert to a Base Rate Loan, effective on the last day of the applicable Interest Period, if as of such date:

                        (i) DEFAULT: EVENT OF DEFAULT. A Default or Event of Default shall exist;

                        (ii) FAILURE TO PROVIDE NOTICE. The Company shall have failed to submit a Notice of Conversion/Continuation for such Loan in compliance with the terms of Section 2.04(a); or

                        (iii) Failure to Maintain Minimum Loans. If the aggregate outstanding principal amount of LIBOR Loans having the same Interest Period shall have been reduced, by payment, prepayment, or partial conversion to be less than $1,000,000.

                    (c) NOTICE TO BANKS. Upon receipt of a Notice of Conversion/Continuation conforming with the terms of Section 2.04(a), or an automatic conversion pursuant to Section 2.04(b), the Agent shall promptly notify each Bank thereof. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans converted or continued.

               2.05 OPTIONAL PREPAYMENTS. Subject to Section 3.04, the
Company may, at any time and from time to time, ratably prepay Loans in whole or in part, in an aggregate minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, upon (a) at least three (3) Business Days' prior notice, if the Loans to be prepaid are LIBOR Loans, and (b) at least one Business Day's prior notice, if the Loans to be prepaid are Base
Rate Loans. Such notice of prepayment shall specify (i) the amount of such prepayment, (ii) the date of such prepayment, which shall be a Business Day, and (iii) whether such prepayment is of LIBOR Loans, Base Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Company and the Agent shall promptly notify each Bank thereof and of such Bank's Bridge Commitment Percentage of such prepayment. If a prepayment notice is given, the payment amount specified therein shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required to be paid pursuant to Section 3.04.

               2.06 MANDATORY PREPAYMENTS OF LOANS. If at any time the Outstanding Amount exceeds the then applicable Bridge Availability, the Company shall, within three (3) days thereafter, prepay Loans in an amount sufficient to reduce the Outstanding Amount to the then applicable Bridge Availability.

               2.07 APPLICATION OF PROCEEDS. Unless otherwise instructed by the Company, any prepayments pursuant to Section 2.05 or Section 2.06 made
(i) on a day other than the last day of an Interest Period for any Loan shall be applied first to any Base Rate Loans then outstanding and then to any LIBOR Loans then outstanding, in the inverse order of such LIBOR Loans' stated maturities and (ii) on the last day of an Interest Period for any LIBOR Loan shall be applied first to such maturing LIBOR Loan, then to any Base Rate Loans outstanding, and then to any other LIBOR Loans then outstanding, in the inverse order of such LIBOR Loans' stated maturities.

               2.08 REPAYMENT. Subject to Section 2.06, the Company shall repay each Loan on the applicable Individual Bridge Loan Maturity Date.

               2.09 INTEREST.

                    (a) RATES. Subject to Section 2.09(c), each Loan shall bear interest on the outstanding principal amount thereof from the date such Loan is made until the date such Loan becomes due, at a rate per annum equal to the LIBO Rate or the Base Rate, as the case may be, PLUS the Applicable Margin.

                    (b) PAYMENT DATES. Interest on each Loan shall be payable in arrears on each Interest Payment Date and the Individual Bridge Loan Maturity Date. Interest shall also be payable on the date of any prepayment of Loans pursuant to Section 2.05 or Section 2.06 for the portion of the Loans so prepaid. During the existence of any Event of Default, interest shall be payable on demand.

                    (a) Default Rates. While any Event of Default exists or after acceleration and during the continuation thereof, and after as well as before any entry of judgment thereon, the Company shall pay interest (after as well as before judgment to the extent permitted by law) on all outstanding Obligations at a rate per annum which is determined by increasing the Applicable Margin then in effect by three percent (3%) per annum; PROVIDED, HOWEVER, that, on and after the expiration of the Interest Period applicable to any LIBOR Loan outstanding on the date of occurrence of such Event of Default or acceleration, the outstanding Obligations shall, during the continuation of such Event of Default or after acceleration and 14 during the continuation thereof, bear interest at a fluctuating rate per annum equal to the Base Rate plus three percent (3%).

                    (d) LIMITATIONS FOR APPLICABLE LAW. Anything herein to the contrary notwithstanding, payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payments by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

               2.10 FEES. The Company shall pay to the Agent for the account of each Bank ratably a fee equal to .25% of the amount of each Loan not prepaid or repaid on or prior to the Individual Bridge Loan Maturity Date thereof using the proceeds of a Revolving Loan under the Credit Agreement. Such fee shall be due and payable on the date of such payment or prepayment or, if such Loan has not been paid in full on the Individual Bridge Loan Maturity Date therefor, on such Individual Bridge Loan Maturity Date.

               2.11 COMPUTATION OF FEES AND INTEREST.

                    (a) COMPUTATION PERIOD. All computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period for which interest or fees are computed from the first day thereof to the last day thereof.

                    (b) NOTICE. The Agent shall, with reasonable promptness, notify the Company and the Banks of each determination of a LIBO Rate, PROVIDED that no failure to do so shall relieve the Company of any obligation hereunder. Any change in the interest rate on a Loan resulting from a change in the Reserve Percentage (as defined in the definition of "LIBO Rate") shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall with reasonable promptness notify the Company and the Banks of the effective date and the amount of each such change, PROVIDED that no failure to do so shall relieve the Company of any obligation hereunder. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

                    (c) DETAIL OF CALCULATION. The Agent shall, at the request of the Company or any Bank, deliver to the Company or such Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate.

               2.12 PAYMENTS BY THE COMPANY.

                    (a) TERMS OF PAYMENTS. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without setoff or counterclaim and shall, except as otherwise expressly provided herein, be made to the Agent for the ratable account of the Banks at the Payment 15

Office, in dollars and in immediately available funds, no later than 9:00 a.m. (California time) on the date specified herein. The Agent shall promptly distribute to each Bank such Bank's Bridge Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts (in like funds as received). Any payment which is received by the Agent later than 9:00 a.m. (California time) shall be deemed to have been received on the immediately succeeding Business Day, and any applicable interest or fee shall continue to accrue.

                    (b) BUSINESS DAYS. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period".

                    (c) RELIANCE OF AGENT ON PAYMENTS BY THE COMPANY. Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date, and the Agent may (but shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date the amount then due such Bank. If and to the extent the Company shall not have made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

               2.13 SECURITY. In connection with the acquisition of a Funded Project by or for a Wholly-Owned Subsidiary using Loan proceeds, the Company shall deliver to the Agent a Equity Interests Pledge Agreement pledging to the Agent for the ratable benefit of the Banks all of the Stock (or other equity or beneficial interest if such Person is not a corporation) in such Wholly-Owned Subsidiary owned by the Company, the REIT and any other Wholly-Owned Subsidiary, substantially in the form of EXHIBIT E hereto, together with financing statements or stock certificates, as applicable, and such legal opinions or other evidence as the Agent may require to assure or confirm that the Agent holds for the benefit of the Banks a duly perfected, first-priority Lien on such Stock (or other interests).

               2.14 Loan Funded Project Conditions.

                    (a) PURPOSE OF LOANS. Any Loan funds advanced with respect to an Initial Funded Project shall be applied by the Company first to repay Indebtedness secured by Liens on the applicable Initial Funded Project, and then for general working capital purposes. The proceeds of all Loans advanced for Funded Projects other than the Initial Funded Projects shall be used by the Company solely as a source of short term bridge financing for Funded Projects to be acquired by the Company or any Wholly-Owned Subsidiary. The Company shall not use any Loan for any purpose other than as described in this Section 2.14(a). Subject to Section 2.03(c) with respect to Loans for Initial Funded Projects, each Loan shall be funded 16 directly into the escrow at a title company approved by Agent for the Company's acquisition of the Funded Project to be acquired with the proceeds of such Loan and shall be released therefrom only in accordance with instructions approved by the Agent.

                    (b) LIMITATION ON AMOUNT: ACCEPTANCE BY THE BANKS. No Loan shall exceed fifty percent (50%) of the acquisition cost (exclusive of prorations and closing costs), as certified to the Banks by the Company in the applicable Borrowing Notice or Conversion/Continuation, for the Funded Project proposed to be acquired, in part, with the proceeds of such Loan (such limitation, the "INDIVIDUAL BRIDGE LOAN LIMITATION"). The Company shall deliver to the Agent at least thirty (30) days prior written notice of its intention to request a Loan hereunder for acquisition of a proposed Funded Project. Prior to the making of any Loan, the Banks shall have the right, in their sole discretion, after performing such due diligence as the Banks desire in their sole discretion, to approve or disapprove the use of a Loan hereunder for part of the acquisition costs for any proposed Funded Project. The Banks shall not unreasonably withhold their acceptance of an apartment project owned, or to be acquired, in fee simple by the Company or any Wholly-Owned Subsidiary offered as a Funded Project hereunder if, through the due diligence contemplated hereby, the Banks determine that the project is of a quality and character, and is located in a geographical market, which is consistent with the then- current or any previous Funded Projects hereunder and with the then current or previous Borrowing Base Properties under the Credit Agreement or under the Previous Credit Agreement. Prior to the Banks' approval of any Loan, the Company shall at its sole expense provide the Banks with all requested due diligence materials and information with respect to the Funded Project proposed to be acquired, in part, with the proceeds of such Loan, which materials and information shall be in a form acceptable to the Banks in their sole discretion, and shall be provided at least thirty
(30) days prior to the date on which Borrower intends to request a Loan for acquisition of such proposed Funded Project. Such materials and information shall include, without limitation, the following:

                         (i) a preliminary title report and an ALTA survey
meeting the Agent's customary requirements;

                         (ii) an environmental site assessment with respect
to such Funded Project, dated as of a recent date, prepared by a qualified firm acceptable to the Agent, identifying any conditions or operations on such property that are not in compliance with any Environmental Laws and any Hazardous Materials located thereon, showing Estimated Remediation Costs, if any, and stating that there are no conditions on such property or other items requiring further investigation or remediation, and any follow-on or supplemental report required by the Agent, together with the Agent's standard form Environmental Questionnaire and Disclosure Statement completed by the Company;

                         (iii) current, certified rent roll and other reports
of the financial and operating results (for the most recent 12-month period) and projections for the property in such format as the Agent may require;

                         (iv) if required by the Agent, evidence of the
zoning, subdivision and entitlements status of the property, including, without limitation, copies of the certificate of occupancy and any other material permits, licenses or approvals required for the property;

                         (v) a copy of the purchase and sale agreement(s) by
which the Company or such Wholly-Owned Subsidiary has acquired or is to acquire the property; and

                         (vi) such other items as the Agent may reasonably
request.

The Company acknowledges that the review of the due diligence materials described in this Section 2.14(b) will require advance notice to the Agent and the Banks, and the Company undertakes to provide as much advance notice as possible to achieve timely review of such materials.

                    (c) Conditions to Inclusion of Proposed Projects. Each of the following conditions must be satisfied (or waived by the Agent in writing) prior to the Banks' agreement to advance a Loan in connection with the acquisition of any apartment project as a proposed Funded Project:

                         (A) Acceptances. The Banks shall have agreed to
accept the apartment project offered by the Company for inclusion as a Funded Project in the Banks' sole and absolute discretion in accordance with Section 2.14(b) above, and the Agent shall have so notified the Company in writing. Any such acceptance shall be subject to the satisfaction of the other conditions set forth in this Section 2.14(c). Each apartment project designated in this Agreement as an Initial Funded Project shall be subject to the same conditions for acceptance as a Funded Project as other projects hereafter offered by the Company for inclusion as a Funded Project.

                         (B) INSURANCE. The Company shall have provided the
Agent with evidence satisfactory to the Requisite Banks that the Company has obtained adequate casualty insurance and liability insurance with respect to such Funded Project;

                         (C) OFFICERS' CERTIFICATE. The Company shall have
delivered to the Agent a certificate of two Responsible Officers substantially in the form of EXHIBIT F confirming (i) that all conditions precedent set forth in this Section 2.14(c) (other than those based solely upon the approval of the Agent, the Banks, or the Requisite Banks) have been satisfied with respect to such project; (ii) that all financial and operating information delivered to the Agent pursuant to Section 2.14(b), subject to audit, is complete and correct to the knowledge of the Company and setting forth in detail the calculation which would be required for the calculation of the Revolving Facility Debt Service Coverage-Based Principal Limit for such project under the Credit Agreement; (iii) that the Company would not be required to prepay any Loan with respect to such Funded Project pursuant to
Section 2.14(d); and (iv) the Company's purchase price for the property, upon which the Agent and the Banks shall be entitled to rely; and

                         (D) Equity Interests Pledge Agreement. The Company
shall have delivered to the Agent a Equity Interests Pledge Agreement pursuant to Section 2.13, together with such legal opinions or other evidence to confirm the Lien thereof as further 'provided in Section 2.13.

           Under no circumstances shall the Agent or the Banks have or be deemed to have any Lien on any Funded Project as security for the Obligations.

           (d) MANDATORY PREPAYMENT FOR FUNDED PROJECt. The Company shall be required to prepay in full all Loans advanced with respect to the acquisition of a Funded Project:

                    (i) Within ten (10) days after demand from the Agent to the Company following the occurrence of any one of the following events:

                             (A) any Event of Loss with respect to such
Funded Project; or

                             (B) the occurrence of an adverse change in the
environmental condition of the Funded Project from that described in the materials described in Section 2.14(b)(ii) above;

                    (ii) Immediately upon any Disposition of such Funded Project or any portion thereof or interest therein.

               2.15 PAYMENTS BY THE BANKS TO THE AGENT.

                    (a) RELIANCE OF AGENT ON PAYMENTS BY THE BANK. Unless the Agent shall have received notice from a Bank on the Closing Date or, with respect to each borrowing after the Closing Date, at least one Business Day prior to the date of any proposed borrowing, that such Bank will not make available to the Agent for the account of the Company the amount of that Bank's Bridge Commitment Percentage of the Loan to be funded on such date, the Agent may assume that each Bank has made such amount available to the Agent on the borrowing date, and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the Company a corresponding amount on such date. If and to the extent any Bank shall not have made its full amount available to the Agent and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the next Business Day following the date of such borrowing make such amount available to the Agent, together with interest at the Federal Funds
Rate for and determined as of each day during such period. A certificate of the Agent submitted to any Bank with respect to amounts owing under this
Section 2.15(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's
Loan (as of the date of the borrowing) for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the borrowing date, the Agent shall notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such 19 borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such borrowing.

                    (b) OBLIGATIONS OF AGENT: Bank. The failure of any Bank to make any Loan on any date of borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any borrowing.

               2.16 SHARING OF PAYMENTS. ETC. If, other than as expressly contemplated elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through exercise of any right of setoff, or otherwise) in excess of its Bridge Commitment Percentage of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with a percentage (calculated by dividing (i) the amount of such paying Bank's required repayment by (ii) the total amount so recovered from the purchasing
Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all of such purchasing Bank's rights of payment (including the right of setoff, but subject to Section 10.08) with respect to such participation as fully as if such purchasing Bank were the direct creditor of the Company in the amount of such participation. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.16 and shall in each case notify the Banks following any such purchases.

                                 ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

               3.01 TAXES.

                    (a) Subject to Section 3.01(g), any and all payments by the Company to the Agent or the Banks under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding such taxes (including income taxes or franchise taxes) as are imposed on or measured by the recipient's net income by the jurisdiction under the laws of which the recipient is organized or maintains a Lending Office, or otherwise does business, or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                    (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, recordation or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

                    (c) The Company shall indemnify and hold harmless the Agent and each Bank for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by the Agent or such Bank and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date the Agent or any Bank makes written demand therefor.

                    (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Agent or any Bank, then, subject to Section 3.01(g):

                         (i) the sum payable shall be increased as necessary
so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Agent or such Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                         (ii) the Company shall make such deductions; and

                         (iii) the Company shall pay the full amount deducted
to the relevant taxation authority or other authority in accordance with applicable law.

                    (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent. (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

                         (i) such Bank shall, no later than the Closing Date
(or, in the case of a Bank which becomes a party hereto pursuant to Section
10.08 after the Closing Date, the date upon which such Bank becomes a party hereto), deliver to the Company through the Agent two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                         (ii) if at any time such Bank makes any changes
necessitating a new form, such Bank shall with reasonable promptness deliver to the Company through the Agent in replacement for, or in addition to, the forms previously delivered by such Bank hereunder, two (2) accurate and complete signed originals of Form 4224, or two (2) accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                         (iii) such Bank shall, before or promptly after the
occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to the Company through the Agent two (2) accurate and complete original signed copies of Form 4224 or Form 1001, as appropriate, in replacement of the forms previously delivered by such Bank; and

                         (iv) such Bank shall, promptly upon the Company's
reasonable request to that effect, deliver to the Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

                    (g) The Company shall not be required to pay any additional amounts in respect of United States Federal or state income tax pursuant to Section 3.01(d) to any Bank or any duly appointed assignee for the account of any Lending Office of such Bank or such assignee:

                         (i) if the obligation to pay such additional amounts
arises as a result of a failure by such Bank or assignee to comply with its obligations under Section 3.01(f) in respect of such Lending Office;

                         (ii) if such Bank or assignee shall have delivered
to the Company a Form 4224 in respect of such Lending Office pursuant to
Section 3.01(f), and such Bank or assignee shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Once for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                         (iii) if such Bank or assignee shall have delivered
to the Company a Form 1001 in respect of such Lending Once pursuant to
Section 3.01(f), and such Bank or assignee shall not at any time be entitled to reduction, partial exemption or exemption from deduction or withholding of United States federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

                    (h) If, at any time, the Company requests any Bank to deliver any forms or other documentation pursuant to Section 3.01(f)(iv), then the Company shall, on demand of such Bank, through the Agent reimburse such Bank for any costs and expenses (including Attorney Costs) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

                    (i) If the Company is required to pay additional amounts to the Agent or any Bank pursuant to Section 3.01(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

               3.02 Illegality.

                    (a) If any Bank shall determine that the introduction of any Requirement of Law or any change therein or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Bank or its Lending Office to make LIBOR Loans, then, on notice thereof by such Bank to the Company through the Agent, the obligation of such Bank to make LIBOR Loans shall be suspended until such Bank shall have notified the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                    (b) If any Bank shall reasonably determine that it is unlawful to maintain any LIBOR Loan, the Company shall notify Bank that the Company shall either (i) prepay in full all LIBOR Loans of such bank then outstanding, together with interest accrued thereon, or (ii) elect to convert in accordance with Section 2.04 all LIBOR Loans then outstanding, after payment to such Bank of all interest accrued thereon, into Base Rate Loans, either on the last day of the Interest Period thereof if such Bank may lawfully continue to maintain such LIBOR Loans to such day, or immediately if such Bank may not lawfully continue to maintain such LIBOR Loans, together with any amounts required to be paid in connection therewith pursuant to
Section 3.04.

                    (c) If the obligation of any Bank to make or maintain LIBOR Loans has been terminated, the Company may elect, by giving notice to such Bank through the Agent, that all Loans which would otherwise be made by such Bank as LIBOR Loans shall instead be made as Base Rate Loans.

               3.03 Increased Costs and Reduction of Return.

                    (a) If any Bank shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to23 make or of making, funding or maintaining any LIBOR Loans hereunder, then the Company shall be liable for, and shall from time to time, upon written demand therefor by such Bank (with a copy of such demand to the Agent), which demand shall set forth the basis of such increased cost in reasonable detail, pay to the Agent for the account of such Bank, such additional amounts as are sufficient to compensate such Bank for such increased costs.

                    (b) If any Bank shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance with any Capital Adequacy Regulation by such Bank (or its Lending Office) or any corporation controlling such Bank, effects or would effect an increase in the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital), then, upon written demand of such Bank (with a copy to the Agent), which demand shall set forth in reasonable detail the basis for any such increase in required capital, the Company shall immediately pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

                    (c) If any Bank shall have determined that any of the events described in Sections 3.03(a) or 3.03(b) affects or would affect an increase in cost or reduction of return resulting in an additional Obligations hereunder, such Bank shall, with reasonable promptness, notify the Company and the Agent of such determination, PROVIDEd that no failure to do so shall relieve the Company of any Obligation hereunder.

               3.04 FUNDING LOSSES. The Company agrees to reimburse each Bank for, and to hold each Bank harmless from, any loss or expense that such Bank may sustain or incur as a consequence of:

                    (a) the failure of the Company to make any required payment or prepayment of principal of any LIBOR Loan or Base Rate Loan (including payments to be made after any acceleration thereof);

                    (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Borrowing Notice or a Notice of Conversion/Continuation;

                    (c) the failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.05;

                    (d) the prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period with respect thereto; or

                    (e) the conversion of any LIBOR Loan to a Base Rate Loan on a day that is not the last day of the Interest Period with respect thereto;

such amount or amounts to include an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on the amount not paid, not borrowed, not prepaid, prepaid, or converted for the period from the date of such failure to pay, failure to borrow, failure to prepay, prepayment, or conversion to the last day of then current Interest Period (or in the case of a failure to borrow, the Interest Period which would have commenced on the date of such failure) at the interest rate applicable to that LIBOR Loan, over (b) the amount of interest that would accrue to the Bank on such amount at the LIBO Rate in effect on such date by placing such amount on deposit for a comparable period with leading banks in the London interbank market.

               3.05 INABILITY TO DETERMINE RATES. If the Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Interest Period with respect to a proposed LIBOR Loan or that the LIBO Rate applicable pursuant to Section 2.09(a) for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Borrowing Notice or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans.

               3.06 CERTIFICATES OF INKS. Any Bank claiming reimbursement or compensation pursuant to this Article III, shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail a summary of the basis of such demand and the amount payable to such Bank hereunder.

               3.07 SURVIVAL. The agreements and obligations of the Company in this Article III shall survive the payment of all other obligations.

                                 ARTICLE IV

                            CONDITIONS PRECEDENT

               4.01 CONDITIONS OF FIRST LOAN. The obligation of each Bank to make its first Loan hereunder is subject to the condition that the Agent shall have received on or before the Closing Date, the following, in the case of agreements, documents and other instruments, in form and substance satisfactory to the Agent, each Bank and their respective counsel in their sole discretion and in sufficient copies for each Bank:

                    (a) BRIDGE AGREEMENT AND NOTES. This Agreement executed by the Company, the Agent and each of the Banks, a Note executed by the Company in favor of each of the Banks, and the REIT Guaranty Documents executed by the guarantors thereunder; the Notes shall be dated the Closing Date;

                    (b) CERTIFICATE. A certificate signed by at least two (2) Responsible Officers, dated as of the Closing Date, stating that:

                         (i) the representations and warranties of the Company
and the REIT contained in Article V hereof and of the Company, the REIT and their Subsidiaries contained in the Loan Documents are true and correct on and as of such date, as though made on and as of such date;

                         (ii) no Default or Event of Default exists or would
result from the initial borrowing;

                         (iii) there has occurred since December 31, 1995 no
act, omission, change or occurrence which would have a Material Adverse Effect; and

                         (iv) all conditions precedent set forth in this
Section 4.01 have been satisfied (other than those based solely on the approval of the Agent, the Banks or the Requisite Banks);

                    (c) LEGAL OPINIONS. The Agent shall have received an opinion of Colorado counsel to the Company and addressed to the Agent and the Banks in form acceptable to Agent;

                    (d) Costs; Expenses; Fees.. Payment of all costs, expenses, and accrued and unpaid fees (including legal fees and expenses) to the extent then due and payable on the Closing Date, including any arising under Sections 2.10, 3.01 and 10.04;

                    (e) CREDIT AGREEMENT. All conditions precedent set forth in the Credit Agreement shall have been satisfied; and

                    (f) OTHER DOCUMENTS. Such other approvals, opinions, or documents as the Agent or the Requisite Banks may reasonably request.

               4.02 CONDITIONS TO EACH LOAN. The obligation of each Bank to make any Loan (including its first Loan) is subject to the satisfaction of the following conditions precedent:

                    (a) BORROWING NOTICE. The Agent shall have received in the case of a Loan (with, in the case of the first Loan only, a copy for each Bank) a Borrowing Notice or Notice of Conversion/Continuation in compliance with the terms of Section 2.03 or Section 2.04, as applicable;

                    (b) OTHER DOCUMENTS. The Agent shall have received such other approvals, opinions and documents as the Agent or any Bank may reasonably request;

                    (c) AVAILABILITY LIMITS. The Outstanding Amount shall not, as a result of the making, continuation or conversion of such Loan, exceed the Bridge Availability;

                    (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company, the REIT and their respective
Subsidiaries contained in the Loan Documents, including Article V of this Agreement, shall be true and correct on and as of the date such Loan is made, with the same effect as if made on and as of such date;

                    (e) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from the making, continuation or conversion of such Loan;

                    (f) NO MATERIAL ADVERSE EFFECT. No act, omission, change, occurrence or event which has a Material Adverse Effect shall have occurred since the Closing Date; and

                    (g) NO FUTURE ADVANCE NOTICE. Neither the Agent nor any Bank shall have received from the Company, the REIT or any Subsidiary thereof, any notice that any Pledge Agreement will no longer secure, or that the REIT Guaranty Documents will no longer guaranty, future Loans to be made under this Agreement.

Each Borrowing Notice and Notice of Continuation/Conversion submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of such notice and as of the date of the making, continuation or conversion of the corresponding Loan, that the conditions in this Section 4.02 have been satisfied.


                                    ARTICLE V

                           REPRESENTATIONS AND WARRANTIES

               The Company represents and warrants to the Agent and each Bank that:

               5.01 Representations under the Credit Agreement. All of the representations and warranties of the Company under the Credit Agreement are true and correct (as if the terms "Loan Documents" and "Obligations" as used in the Credit Agreement included not only the "Loan Documents" and "Obligations" as defined therein but also the "Loan Documents" and "Obligations" as defined herein).

               5.02 TITLE TO THE FUNDED PROJECTS. The Company and the Wholly-Owned Subsidiaries have good record and marketable title in fee simple to any Funded Projects owned thereby, subject only to title exceptions disclosed to and approved by the Banks pursuant to Section 2.14(b).

               5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings in connection with the Liens granted to the Agent under the Equity Interests Pledge Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Loan Document.

               5.04 CERTAIN REPRESENTATIONS CONCERNING FUNDED PROJEct. The representations of the Company under Sections 5.11 and 5.20 through 5.25, inclusive, of the Credit Agreement made with respect to the Borrowing Base Properties are true and correct as if made herein with respect to the Funded Projects.

               5.05 Equity Interest Pledge Agreements. When executed and delivered pursuant hereto, the Equity Interests Pledge Agreements shall be effective to create in favor of the Agent, for the benefit of the Banks, legal, valid and enforceable first-priority Liens in the Collateral described therein and the proceeds thereof. All action shall have been taken that is necessary or appropriate to perfect the Agent's Lien, for the benefit of the Banks, in the Collateral. All representations and warranties of the Company and any other Person party thereto contained in any Equity Interests Pledge Documents are true and correct.

               5.06 USE OF PROCEEDS: MARGIN REGULATIONS. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Sections 2.01(b) and Section 6.06, and are intended to be and shall be used in compliance with Section 7.03.

               5.07 NOT A "FOREIGN PERSON." Neither the Company nor any Wholly-Owned Subsidiary which owns a Funded Project is a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

               5.08 FULL DISCLOSURE. None of the representations or warranties made by the Company, the REIT, the Management Entity or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any such Person in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. There is no fact, to the Knowledge of the Company, which materially and adversely affects the business, operations, properties, assets or condition (financial or otherwise) of the Company, the REIT, the Management Entities, or any of the Subsidiaries which has not been disclosed herein or in other documents, certificates and statements furnished to the Agent and each Bank hereunder or pursuant hereto. The copies of all documents delivered to the Agent and/or the Banks from time to time in connection with this Agreement are and shall be true and complete copies of the originals thereof and have not been or shall not be amended except as disclosed to the Agent and/or the Banks, as applicable.

                                  ARTICLE VI

                            AFFIRMATIVE COVENANTS

The Company covenants and agrees that, so long as any Bank shall have any Bridge Commitment hereunder, or any Loan or other obligation shall remain unpaid or unsatisfied, unless the Requisite Banks waive compliance in writing:

               6.01 FINANCIAL INFORMATION. In addition to providing the financial information required under Section 6.01 of the Credit Agreement, the Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Banks, such information with respect to the Funded Projects as is required thereunder with respect to the Borrowing Base Properties.

               6.02 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Agent with sufficient copies for each Bank:

                    (a) ACCOUNTING CERTIFIcates. Concurrently with the delivery of the annual financial statements required under Section 6.01(a) of the Credit Agreement, a certificate of the independent certified public accountants reporting on such financial statements stating that, in making the examination necessary therefor, no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                    (b) OFFICERS' CERTIFICATES. Concurrently with the delivery of the quarterly and annual financial statements required under Sections 6.01(a) and (b) of the Credit Agreement, a compliance certificate, substantially in the form of EXHIBIT G, signed by at least two (2) Responsible Officers stating that, to the best of such officers' knowledge, each of the Company, the REIT and their respective Subsidiaries, during such period, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officers have no knowledge of any Default or Event of Default except as specified in such certificate. Notwithstanding anything to the contrary contained herein and without limiting the Banks' other rights and remedies, if such certificate is not provided on the due date therefor, the Company shall be prohibited from any further borrowings under the Bridge Facility until such certificate is provided, and the Company shall make successive, cumulative payments in the amount of ten percent (10%) of the outstanding balance of the Loans at the end of each seven (7) day period during which the Company continues to fail to provide such certificate after the due date therefor;

                    (c) OTHER INFORMATION. Promptly, such additional financial and other information as the Agent may from time to time reasonably request.

               6.03 NOTICES. The Company shall promptly (and in no event later than ten (10) days after the Company has reason to know of the same) notify the Agent and each Bank of:

                    (a) DEFAULT: EVENT OF DEFAULt. The occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that is likely to become a Default or Event of Default;

                    (b) Legal Compliance. Any material notice received from any Governmental Authority asserting that any Funded Project is not in compliance with any Requirements of Law;.

                    (c) DEFAULT EVENT OF DEFAULT. The occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that is likely to become a Default or Event of Default;

                    (d) MATERIAL ADVERSE EFFECT. The occurrence of any act, development or other matter which would reasonably be expected to have a Material Adverse Effect; and

                    (e) Events REQUIRING Mandatory Prepayment. The occurrence of any event or circumstance that causes, or is likely to cause, the Company's obligation to prepay a Loan to arise under Section 2.14(d).

               6.04 Insurance. The Company shall maintain, and shall cause each Wholly-Owned Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to the Funded Products against loss or damage of the kinds customarily insured against by Persons engaged in the same or a similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance (which amount shall not be reduced in the absence of 30 days' prior notice to the Agent).

               6.05 ENVIRONMENTAL LAWS. The Company shall, and shall cause each Wholly-Owned Subsidiary to, keep and maintain its Funded Projects in compliance in all material respects with all Environmental Laws.

               6.06 USE OF PROCEEDS. The Company shall use the proceeds of the Loans solely in accordance with Section 2.01(b) above.

               6.07 Inspection of Property and Books and Records. The Company shall maintain, and shall cause each Wholly-Owned Subsidiary to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the Funded Projects. The Company shall permit, and shall cause each Wholly-Owned Subsidiary to permit, representatives of the Agent or any Bank to visit and inspect any of its Funded Projects, to conduct audits thereof, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, all at the expense of the Company and at any time during normal business hours and as often as may be reasonably desired, upon no less than forty-eight (48) hours advance notice to the Company; PROVIDED, HOWEVER, when an Event of Default exists, the Agent or any Bank may visit and inspect at the expense of the Company such Funded Projects at any time during business hours and without advance notice.

               6.08 ADDITIONAL GUARANTIES. Promptly upon the formation by the REIT of any Wholly-Owned Subsidiary of the REIT, the REIT shall cause such Wholly-Owned Subsidiary to deliver to the Agent for the ratable benefit of the Banks a guaranty of the Obligations in the form attached hereto as EXHIBIT D.

               6.09 COVENANTS RELATING TO FUNDED PROJECTS. The Company hereby agrees as follows:

                    (a) MAINTENANCE. The Company shall maintain each Funded Project in good order and condition in accordance with the Company's past practices.

                    (b) LEASES. The Company shall not enter into any lease of any Funded Project other than apartment leases or other ordinary course leases consistent with past practice and having terms of less than one (1) year on market terms. The Company shall deliver to the Agent a copy of the standard lease forms utilized for the Funded Project from time to time.

                    (c) MATERIAL AGREEMENTS. The Company shall obtain the prior written approval of the Agent and the Requisite Banks prior to entering into any reciprocal easement or similar agreement, ground lease or any other material agreement affecting any Funded Project.

                    (d) MANAGEMENT CONTRACTS. The Company shall obtain the prior written approval of the Agent and the Requisite Banks prior to entering into any property management agreement with a Person other than the Company, one of the Management Entities (as defined in the Credit Agreement) or any of their Subsidiaries, or replacing the property manager for any Funded Project with a Person other than the Company, one of the Management Entities or any of their Subsidiaries. The Company shall cause all property management contracts affecting Funded Projects to permit termination of the manager (whether such manager is one of the Management Entities or otherwise) by the owner within thirty days' written notice, without penalty, and the Company shall not permit the management fee payable under any such property management agreement to exceed three percent (3%) of gross receipts from such property per fiscal year.

                    (e) CONSTRUCTION. The Company shall obtain the prior written approval of the Agent and the Requisite Banks prior to entering into any major construction or renovation affecting a Funded Project and shall discharge all mechanic's liens resulting from any such construction or renovation.

                    (f) LIENS. The Company shall keep each Funded Project at all times free and clear of all Liens (unless such Liens are bonded and thereby released of record in a manner satisfactory to the Agent), except for title exceptions disclosed to and approved by the Banks pursuant to Section 2.14(b)(i).

               6.10 Payment of Obligations. The Company shall, and shall cause each Wholly-Owned Subsidiary to, pay and discharge as the same shall become due and payable and otherwise comply with, all their respective obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its Funded Projects, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Person, (b) all lawful claims which, if unpaid, would by law become a Lien upon its Funded Projects, (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, and (d) all Contractual Obligations.

               6.11 FURTHER ASSURANCES. 31

                    (a) FULL DISCLOSURE. The Company will ensure that all other written information, exhibits and reports furnished to any Agent or Bank by the Company or any Wholly-Owned Subsidiary do not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

                    (b) FURTHER ACTS. Promptly upon request by the Agent or the Requisite Banks, the Company shall (and shall cause each Wholly-Owned Subsidiary to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, deeds of trust, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments that the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document,
(ii) to subject to the Liens created by any of the Equity Interests Pledge Documents any of the Collateral, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Equity Interests Pledge Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter intended to be granted under any Loan Document, or any other document executed in connection herewith or therewith.

               6 12 Covenant to Indemnify Regarding Construction and Other Risks. The Company hereby indemnifies, defends and holds the Agent and the Banks and their respective affiliates, assignees, successors, officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from and against any and all Indemnified Costs (defined below) directly or indirectly arising out of or resulting from construction of any improvements on any of the Funded Projects, including any defective workmanship or materials; or any failure to satisfy any requirements of any laws, regulations, ordinances, governmental policies or standards, reports, subdivision maps or development agreements that apply or pertain to any of the Funded Projects; or breach of any representation or warranty made or given by the Company to any of the Indemnified Parties or to any prospective or actual buyer of all or any portion of any of the Funded Projects; or any claim or cause of action of any kind by any party that any Indemnified Party is liable for any act or omission of the Company, its Subsidiaries or any other person or entity in connection with the ownership, sale, operation or development of any of the Funded Projects. Upon demand by any Indemnified
Party, the Company shall defend any investigation, action or proceeding involving any Indemnified Costs which is brought or commenced against any Indemnified Party, whether alone or together with the Company or any other person, all at the Company's own cost and by counsel to be approved by the Indemnified Party in the exercise of its reasonable judgment. In the alternative, any Indemnified Party may elect to conduct its own defense at the expense of the Company. As used in this Agreement, "Indemnified Costs" means all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of the relevant Indemnified Party's counsel), including those incurred in connection with any repair or restoration work of the real property owned by the Company, or any resulting damages, harm or injuries to the person or property of any third parties or to any natural resources. The foregoing indemnity shall not cover any Indemnified Costs which arise as the result of the gross negligence or willful misconduct of any Indemnified Party. Any Indemnified Parties who are not parties to this Agreement are also intended beneficiaries of this Section, as well as the Agent and the Banks.

               6.13 INDEMNITY REGARDING HAZARDOUS SUBSTANCES.

                    (a) INDEMNITY. The Company hereby indemnifies, defends and holds the Indemnified Parties harmless from and against any and all Indemnified Costs directly or indirectly arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of any Funded Project, or in the soil, groundwater or soil vapor on or under any Funded Project, including:

                    (i) Any claim for such Indemnified Costs asserted by any federal, state or local governmental agency, including the United States Environmental Protection Agency and the California Department of Health Services, and including any claim that any Indemnified Party is liable for any such Indemnified Costs as an "owner" or "operator" of any Funded Project under any law relating to Hazardous Substances; and

                    (ii) Any such Indemnified Costs claimed against any Indemnified Party by any person other than a governmental agency, including any person who may purchase or lease all or any portion of any Funded Project from the Company or its Subsidiaries, from any Indemnified Party, or from any other purchaser or lessee; any person who may at any time have any interest in all or any portion of the any Funded Project; any person who may at any time be responsible for any clean-up costs or other Indemnified Costs relating to any Funded Project; and any person claiming to have been injured in any way as a result of exposure to any Hazardous Substance; and

                    (iii) Any such Indemnified Costs which any Indemnified Party reasonably believes at any time must be incurred to comply with any law, judgment, order, regulation or regulatory directive relating to Hazardous Substances, or which any Indemnified Party reasonably believes at any time must be incurred to protect the public health or safety; and

                    (iv) Any such Indemnified Costs resulting from currently existing conditions in, on or around any Funded Project, whether known or unknown by the Company, its Subsidiaries or the Indemnified Parties at the time each Funded Project is acquired, and any such Indemnified Costs resulting from the activities of the Company, it Subsidiaries or the tenants of either of them, or any other person in, on or around any Funded Project.

               (b) NO INDEMNITY FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Notwithstanding anything contained in this Agreement which may be construed to the contrary, the Company and its Subsidiaries shall have no obligation to indemnify any Indemnified Party for any Indemnified Costs arising out of the gross negligence or willful misconduct of an Indemnified Party.

                    (c) DEFENSE OF INDEMNIFIED PARTIES. Upon demand by any Indemnified Party, the Company and its Subsidiaries shall defend any investigation, action or proceeding involving any Indemnified Costs which is brought or commenced against any Indemnified Party, whether alone or together with the Company or any other person, all at the Company's own, cost and by counsel to be approved by the Indemnified Party in the exercise of its reasonable judgment. In the alternative, any Indemnified Party may elect to conduct its own defense at the expense of the Company and its Subsidiaries.

                    (d) COMPLIANCE REGARDING HAZARDOUS SUBSTANCES. The Company shall, and shall cause its Subsidiaries to, comply and cause all tenants and any other persons who may come upon any Funded Project to comply, with all laws, regulations and ordinances governing or applicable to Hazardous Substances, including those requiring disclosures to prospective and actual buyers of all or any portion of any Funded Project. The Company also shall, and shall also cause its Subsidiaries to, comply with the recommendations of any qualified environmental engineer or other expert which apply or pertain to any Funded Project.

                    (e) NOTICES REGARDING HAZARDOUS SUBSTANCES. The Company shall, and shall cause its Subsidiaries to, promptly notify the Agent if it knows, suspects or believes there may be any Hazardous Substance in or around any Funded Project, or in the soil, groundwater or soil vapor on or under such Funded Project, or that the Company, any of its Subsidiaries or any Funded Project may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance.

                    (f) SITE VISITS, OBSERVATIONS AND TESTING. The
Indemnified Parties and their agents and representatives shall have the right at any reasonable time to enter and visit any Funded Project for the purposes of observing the Funded Project, taking and removing soil or groundwater samples, and conducting tests on any part of the Funded Project. The Indemnified Parties have no duty, however, to visit or observe the any Funded Project or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any Indemnified Party. In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Substances are or are not present in, on or under any Funded Project, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any other applicable governmental law. Neither the Company, its Subsidiaries nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect the Company or any other party against, or to inform the Company, its Subsidiaries or any other party of, any Hazardous Substances or any other adverse condition affecting any Funded Project. Any Indemnified Party shall give the Company reasonable notice before entering any Funded Project. The Indemnified Party shall make reasonable efforts to avoid interfering with the Company's or any tenant's use of any Funded Project in exercising any rights provided for in this Section. Each Indemnified Party will use reasonable business practices in conducting its site visits, observations and testing.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

               The Company hereby covenants and agrees that, so long as any Bank shall have any Bridge Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Requisite Banks waive compliance in writing:

               7.01 LIENS. Neither the Company nor any Wholly-Owned Subsidiary shall, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Funded Projects, whether now owned or hereafter acquired, other than the title exceptions disclosed to and approved by the Banks pursuant to Section 2.14(b)(i).

               7.02 DISPOSITION OF FUNDED PROJECTS. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make any Disposition of any Funded Project or any portion thereof or interest therein; provided, however, so long as no Default or Event of Default is then continuing, the Company shall have the right to make a Disposition of any Funded Project by paying to the Agent for distribution to the Banks an amount equal to the greater of the Loan applicable to such Funded Project or the amount which would be required to be paid to the Banks so that the Outstanding Amount of the Bridge Loan immediately after such Disposition would not exceed the Bridge Availability (calculated without including the Funded Project to which such Disposition would be effective), and upon receipt of such payment, such project shall no longer be deemed a "Funded Project" hereunder..

               7.03 USE OF PROCEEDS. The Company shall not use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, or (e) for any purpose other than those permitted by Section 6.06.

                                   ARTICLE VIII

                                 EVENTS OF DEFAULT

               8.01 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

                    (a) NON-PAYMENT. The Company shall fail to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or
(ii) within five days after the same shall become due, any amount of interest on any Loan or any fee or other amount payable hereunder or pursuant to any other Loan Document; or

                    (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company, the REIT, any Management Entity or any Subsidiary made or deemed made herein, in any Loan Document, or in any certificate, document or financial or other statement by the Company, the REIT, any Management Entity or any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                    (c) SPECIFIC Defaults. The Company shall fail to perform or observe any term, covenant or agreement contained in Section 2.01(b) or in
Article VII; or

                    (d) OTHER DEFAULTS. The Company shall fail to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or received written notice of such failure or (ii) the date upon which written notice thereof is given to the Company by any Agent or Bank; or

                    (e) CROSS-DEFAULt. An "Event of Default" (as such term is defined in the Credit Agreement) occurs and is continuing; or

                    (f)  COLLATERAL AND GUARANTY DOCUMENTS.

                         (i) Any provision of a Pledge Agreement shall for
any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against the Company or other Person party thereto (except to the extent that the same results solely from an act or omission of the Agent or the Banks), or the Company or such Person shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                         (ii) Any Pledge Agreement shall for any reason
(other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby, or such security interest shall for any reason cease to be a perfected and first-priority security interest; or

                         (iii) Any party to a Pledge Agreement (other than
the Agent or Banks) shall fail to perform or observe any term or covenant contained in such Pledge Agreement, and such failure shall continue unremedied for a period of 20 days after the earlier of (a) the date upon which a Responsible Officer knew or received written notice of such failure or (b) the date upon which written notice thereof is given to the Company by the Agent, or any other event or condition shall occur or exist under a Pledge Agreement that constitutes an "Event of Default" as defined therein; or

                    (g) Environmental Liens. Any Funded Project shall become subject to one or more Liens in any amount under any Environmental Law and such Liens shall remain in place for thirty (30) days after the creation thereof. 36

               8.02 REMEDIES.

                    If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Requisite Banks:

                    (a) TERMINATION OF BRIDGE COMMITMENt. Declare the Bridge Commitment of each Bank to make Loans to be terminated, whereupon such Bridge Commitments shall forthwith be terminated;

                    (b) ACCELERATION. Declare (i) the unpaid principal amount of all outstanding Loans and all interest accrued and unpaid thereon, and
(ii) all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and

                    (c), OTHER REMEDIES. Exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

PROVIDED, however, that upon the occurrence of any event specified in Section 8.01(f) or 8.01(g) of the Credit Agreement (and in the case of clause (i) of said Section 8.01(g) upon the expiration of the sixty (60)-day period mentioned therein), the Bridge Commitment of each Bank to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and interest accrued and unpaid thereon, and all other amounts owing or payable hereunder as aforesaid shall automatically. become due and payable without further act of any Agent or Bank.

               8.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                     ARTICLE IX

                                      THE AGENT

               9.01 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist on the part of Agent.

               9.02 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

               9.03 LIABILITY OF AGENT. The Agent, its respective Affiliates, or their respective officers, directors, employees, agents, or attorneys-in-fact (all of the foregoing being collectively referred to as the "Agent-Related Persons") shall not (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company, the REIT, any Management Entity or Subsidiary or any Affiliate of any such Person, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document, or for any failure of the Company, the REIT or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Company, the REIT, any Management Entity or Subsidiary or Affiliates thereof.

               9.04 Reliance by Agent.

                    (a) GENERALLY. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                    (b) CONDITIONS PRECEDENT. For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02 (as to the initial borrowing hereunder), each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the initial borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Bank shall not have made available to the Agent the Bank's ratable portion of such borrowing.

               9.05 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Banks in accordance with
Article VIII; PROVIDED, HOWEVER, that unless and until the Agent shall have received any such request, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

               9.06 CREDIT DECISION. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to such Bank and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, the REIT, any Management Entity or Subsidiary, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that such Bank has, independently and without reliance upon the Agent and based on such documents and information as such Bank has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Properties, financial and other condition and creditworthiness of the Company, the REIT, any Management Entity or Subsidiary, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Properties, financial and other condition and creditworthiness of the Company, the REIT, the Management Entities and the Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, Properties, financial and other condition or creditworthiness of the Company, the REIT, the Management Entities and the Subsidiaries which may come into the possession of any of the Agent-Related Persons.

               9.07 INDEMNIFICATION. The Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so) ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand (to the extent the Agent is not reimbursed upon demand by the Company, unless the Agent is legally restricted from making such demand upon the Company, in which case demand need not be made upon the Company) for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if the IRS or any authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 9.07, together with all costs, expenses and attorneys' fees (including allocated costs for in-house legal services). The obligation of the Banks in this Section shall survive the payment of all Obligations.

               9.08 AGENT IN INDIVIDUAL CAPACITY. BofA (and any other Bank that may hereafter serve as Agent) and each of their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with, the Company, the REIT, the Management Entities and the Subsidiaries and Affiliates as though BofA (or any other such Bank) were not the agent hereunder and without notice to the Banks. With respect to its Loans, BofA (and any other Bank that may hereafter serve as Agent), shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though each of them were not an agent, and the terms "Bank" and "Banks" shall include BofA (and any other Bank that may hereafter serve as Agent), in its individual capacity.

               9.09 SUCCESSOR AGENTS. The Agent may resign as Agent upon 30 days' notice to the Banks. If an Agent shall resign under this Agreement, the Requisite Banks shall appoint from among the Banks a successor Agent for the Banks, which successor Agent shall, if no Default or Event of Default exists hereunder, be subject to the approval of the Company. If no successor Agent is appointed prior to the effective date of the resignation of the retiring Agent, the retiring Agent shall appoint, after consulting with the Banks and the Company, a successor Agent. Upon the acceptance of its appointment as successor Agent hereunder, such successor

Agent shall succeed to all the rights, powers and duties of the retiring Agent, and the term "Agent" shall mean such successor Agent, and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

               9.10 COLLATERAL MATTERS.

                    (a) PERFECTION. The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Equity Interests Pledge Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Equity Interests Pledge Documents.

                    (b) NO OTHER COLLATERAL. Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Company, the REIT, the Management Entities or any Subsidiaries) that the Company's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank other than the Collateral hereunder.

                                 ARTICLE X

                               MISCELLANEOUS

               10.01 Amendments and Waivers.

                     (a) Generally. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Banks, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                    (b) Matters Requiring Unanimous Consent. Not withstanding the terms of Section 10.01(a), no amendment or waiver of any provision of this Agreement or any other Loan Document, no agreement to forebear from acting upon any departure by the Company therefrom, and no consent with respect to any departure by the Company therefrom, shall be effective to do any of the following unless the same is in writing and signed by all the
Banks:

                         (i) increase the Bridge Commitment of any Bank;

                         (ii) postpone or delay any date fixed for any
payment of principal, interest, fees or other amounts due hereunder or under any Loan Document whether by acceleration or otherwise;

                         (iii) reduce the principal of, or the rate of
interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any Loan Document;

                         (iv) change the percentage of the Bridge Commitments
or of the aggregate unpaid principal amount of the Loans required for the Banks or any of them to take any action hereunder;

                         (v) amend Section 2.16 (Sharing of Payments, Etc.),
Section 6.10 (Use of Proceeds), Section 8.02 (Remedies), Section 10.15 (Governing Law and Jurisdiction) or this Section 10.01;

                         (vi) release any portion of the Collateral except
for the release, upon the written request of the Company, and with the consent of the Requisite Banks, of the Stock in a Wholly-Owned Subsidiary upon the repayment of all Loans made with respect to the acquisition of Funded Projects by such Subsidiary; or

                         (vii) release any guarantor from liability under the
REIT Guaranty Documents.

                    (c) Matters Requires Agents' CONSENT. Notwithstanding the terms of Section 10.01(a), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective to affect the rights or duties of the Agent under this Agreement or any other Loan Document unless the same is in writing and signed by the Agent.

               10.02 NOTICES.

                    (a) DELIVERY. All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed or delivered, (i) if to the Company, to its address specified on the signature pages hereof, (ii) if to any Bank, to its Domestic Lending Office, and (iii) if to Agent, to its address specified on the signature pages hereof; or, as to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                    (b) Receipt. All such notices and communications shall, when transmitted by overnight delivery, telegraphed, telecopied by facsimile, telexed or cabled, be effective when delivered for overnight delivery or to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery, except that notices pursuant to Article II or VIII shall not be effective until actually received by the Agent.


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

                    (c) RELIANCE. The Company acknowledges and agrees that any agreement of the Agent and the Banks under Article II to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the. authority of any Person purporting to be a Person authorized by the Company to give such notice, and the Agent and the Banks shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Agent and the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

               10.03 NO WAIVER: CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

               10.04 COSTS AND EXPENSES. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

                    (a) FACILITY EXPENSES. Pay or reimburse the Agent on demand for all costs and expenses incurred in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, the consummation of the transactions contemplated hereby and thereby, and any proposal for consideration of potential Funded Projects, including, without limitation, title insurance company charges, survey costs, recording costs and taxes, travel expenses incurred by representatives of the Agent, and the reasonable Attorney Costs incurred by the Agent with respect thereto;

                    (b) ENFORCEMENT EXPENSES. Pay or reimburse the Agent and Banks on demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any other Loan Document, and any such other documents, including reasonable Attorney Costs incurred by the Agent and Bank; and

                    (c) COLLATERAL EXPenses. Pay or reimburse the Agent on demand for all audits, environmental inspections and reviews (including the allocated costs of such internal services), search and filing costs, fees and expenses, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) of this Section.

               10.05 INDEMNITY. The Company shall indemnify and hold harmless the Agent, each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified
Person") from and against and pay them for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); PROVIDED, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 10.05 shall survive payment of all other Obligations.

               10.06 MarshalliNG PAYMENTS Set Aside. Neither the Agent nor any Bank shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or any Bank, or the Agent or any Bank enforces its Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

               10.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank, which may be withheld in their sole and absolute discretion.

               10.08 ASSIGNMENTS, PARTICIPATIONS, ETC.

                    (a) ASSIGNMENTS. Subject to the further provisions of this Section 10.08(a), any Bank may, with the written consent of the Agent, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Bridge Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000 and in additional increments of $250,000 so long as such Bank concurrently transfers to such Assignee the same proportionate share of its interests and obligations with respect to its Revolving Commitment under (and as such term is defined in) the Credit Agreement) PROVIDED, HOWEVER, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (a) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall


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

have been given to the Company and the Agent by such Bank and the Assignee; (b) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of EXHIBIT H ("Assignment and Acceptance") together with any Note or Notes subject to such assignment; (c) such Bank shall have paid to the Agent, for its own account, an assignment fee in the amount of $1500, if the Assignee is a Bank (without giving effect to the Assignment), and $3000 in all other cases; and (d) such Bank shall have delivered to the Agent such documents as may be required by Section 3.01(f). Any such assignment requiring the approval of the Agent shall also require the approval of the Company (such approval not to be unreasonably withheld or delayed), provided that the Company's failure to approve or disapprove such assignment within five days' after receiving written notice thereof shall be deemed approval by the Company of such assignment, and provided further, that no such approval from the Company shall be required during the continuation of a Default or Event of Default.

                    (b) RIGHTS ASSIGNEE. From and after the date that the Agent notifies the assignor Bank that the Agent has received an executed Assignment and Acceptance and payment of the assignment fee specified in
Section 10.08(a), (i) the Assignee thereunder shall, subject to Section 10.08(a), be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                    (c) REPLACEMENT NOTES. Within thirty (30) Business Days after its receipt of notice by the Agent that the Agent has received an executed Assignment and Acceptance and payment of the processing fee, the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Bridge Commitment and, if the assignor Bank has retained a portion of its Loans and its Bridge Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such
Bank). Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Bridge Commitments arising therefrom. The Bridge Commitment allocated to each Assignee shall reduce such Bridge Commitment of the assigning Bank PRO TANTO.

                    (d) PARTICIPATIONS. Any Bank may at any time sell to one or more commercial banks (a "Participant") participating interests in any Loans and Bridge Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents so long as such Bank concurrently transfers to such Participant the same proportionate share of its interests and obligations with respect to its Revolving Commitment under (and as such term is defined in) the Credit Agreement; PROVIDED, HOWEVER, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the

Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the FIRST PROVISO to Section 10.01; and (v) the Company shall have approved the transfer or grant of any participating interest in any Loans and Bridge Commitment of the originating Bank to a Participant that has not theretofore previously held a participating interest therein (such approval not to be unreasonably withheld or delayed), provided that the Company's failure to approve or disapprove in writing such Participant within five days' after receiving written notice thereof shall be deemed approval by the Company of such transfer or grant to such Participant, and provided further, that no such approval from the Company shall be required during the continuation of a Default or Event of Default. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                    (e) ASSIGNMENTS TO FEDERAL RESERVE BANK. Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the Company to or for the account of the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Company's obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

               10.09 SETOFF

               In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Company against any and all obligations owing to such Bank, now or hereafter existing, irrespective of whether the Agent or such Bank shall have made demand under this Agreement or any Loan Document and whether such obligations may be contingent or unmatured. Each Bank agrees to promptly notify the Company and the Agent after any such setoff and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 10.09 are in addition to the other rights and remedies (including other rights of setoff) that such Bank may have. NOTWITHSTANDING THE FOREGOING, NO BANK SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SETOFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE COMPANY, THE REIT, ANY MANAGEMENT ENTITY OR ANY SUBSIDIARY HELD OR MAINTAINED BY ANY BANK, WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUISITE BANKS.

               10.10 Notification of Addresses, Lending Offices, Ect. Each Bank shall notify the Agent in writing of any changes in the address to which notices to such Bank should be directed, of addresses of its Offshore Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

               10.11 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

               10.12 SEVERABILITY,. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

               10.13 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Agent and the Banks, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Agent or Bank shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

               10.14 TIME. Time is of the essence of each term and provision of this Agreement and each of the other Loan Documents.

               10.15 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF COLORADO; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               10.16 WAIVER OF JURY TRIAL. THE COMPANY, THE AGENT, AND THE BANKS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER


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

LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. SUBJECT TO SECTION 10.17 BELOW, THE COMPANY, THE AGENT, AND THE BANKS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

               10.17 Arbitration.

                    (a) MANDATORY ARBITRATION. Any controversy or claim between or among the parties arising out of or relating to this Agreement, the Loan Documents, and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in Los Angeles, California, in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association (the "AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                    (b) PROVISIONAL REMEDIES. SELF-HELP AND FORECLOSURE. No provision of this Section 10.17 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

               10.18 NOTICE CLAIMS BAR. THE COMPANY HEREBY AGREES THAT IT SHALL GIVE PROMPT WRITTEN NOTICE TO THE AGENT OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST THE AGENT OR ANY BANK, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS (OR THE COLLATERAL THEREFOR), OR ANY ACT OR OMISSION TO ACT BY THE AGENT OR ANY BANK WITH RESPECT HERETO OR THERETO, AND THAT IF THE COMPANY SHALL FAIL


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

TO GIVE SUCH PROMPT NOTICE TO THE AGENT WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, THE COMPANY SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING, SUCH CLAIM OR CAUSE OF ACTION IN ANY ARBITRATION OR ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

               10.19 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding between the Company, the Agent and the Banks. Accordingly, this Agreement, together with the other Loan Documents, supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Banks.

               10.20 INTERPRETATION. This Agreement together with the other Loan Documents is the result of negotiations between and has been reviewed by counsel to the Agent, the Banks and the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Banks or the Agent merely because of the Agent's or Bank's involvement in the preparation of such documents and agreements.

               10.21 EXCULPATION OF BANKS. No Bank undertakes or assumes any responsibility or duty to the Company or any third party to select, review, inspect, examine, supervise, pass judgment upon or inform the Company or any third party of the existence, quality, adequacy or suitability of: (a) any appraisals of any Funded Project, (b) any environmental report related to a Funded Project, or (c) any other matters or items, including, but not limited to, engineering, soils and seismic reports which are related to a Funded Project. Any such selection, review, inspection, examination and the like is solely for the purpose of protecting the Banks' interests and preserving the Banks' rights under the Loan Documents, and shall not render any Bank liable to the Company or any third party for the existence, sufficiency, accuracy, completeness or legality thereof. No Bank owes any duty of care to protect or inform the Company or any third party against negligent, faulty, inadequate or defective building or construction or the existence of any environmentally hazardous condition affecting any Funded Project.

               10.22 RELATIONSHIP. Nothing herein contained shall in any manner be construed as creating any relationship between the Agent and the Banks, on the one hand, and the Company, on the other hand, other than as creditor and debtor. The Company agrees to indemnify, protect, defend and hold the Agent and each Bank harmless from and against any and all losses, liabilities, damages, and costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements, including reasonably allocated costs of in-house counsel) resulting from any other construction of the parties' relationship.


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

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

                                      COMPANY

                                      AIMCO PROPERTIES, L.P.,
                                      a Delaware limited partnership

                                      By: AIMCO -GP, Inc.,
                                          a Delaware corporation, its
                                          general partner


                                      By: /s/ Illegible
                                          ----------------------------
                                      Its: Vice President

                                      Notices to be sent to:

                                      1873 South Bellaire Street
                                      17th Floor
                                      Denver, Colorado 80222
                                      Attention: Peter K. Kompaniez,
                                                   Vice Chairman

                                      Facsimile:__________________________

                                      AGENT

                                      BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION,
                                      as Agent

                                      By: /s/ Derik J. Hart
                                          ---------------------------------
                                      Name:   Derik J. Hart
                                            -------------------------------
                                      Title: Assistant Vice President
                                            -------------------------------

                                     Notices to be sent to:

                                     ---------------------------------------
                                     ---------------------------------------
                                     ---------------------------------------
                                     ---------------------------------------


                                     Payments to be made to:

                                     BANK OF AMERICA NATIONAL TRUST AND
                                     SAVINGS ASSOCIATION
                                     ABA #:_________________________________
                                     Account #:_____________________________
                                     Attention:_____________________________
                                     Ref:___________________________________
                                     Facsimile:_____________________________

                                     B OF A

                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION,
                                     as a Bank

                                     By: /s/ Derik J. Hart
                                         ----------------------------------
                                     Name:  Derik  J. Hart
                                           --------------------------------
                                     Title: Assistant Vice President
                                            -------------------------------

                                     Notices to be sent to:

                                      -------------------------------------
                                      -------------------------------------
                                      -------------------------------------
                                      Attention:___________________________
                                      Telephone:___________________________
                                      Facsimile:___________________________


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